Exhibit 10.21
GUARANTY AGREEMENT
          THIS GUARANTY AGREEMENT (this “Guaranty”) is executed as of July 31, 2007, by CAPITALSOURCE INC., a Delaware corporation, having an address at c/o CapitalSource Finance LLC, 4445 Willard Avenue, 12th Floor, Chevy Chase, MD 20815 (“Guarantor”), for the benefit of COLUMN FINANCIAL, INC., a Delaware corporation, having an address at 11 Madison Avenue, New York, New York 10010 (“Lender”).
W I T N E S S E T H :
          WHEREAS, pursuant to that certain Promissory Note, dated of even date herewith, executed by CSE Casablanca Holdings II LLC (“Borrower”), and payable to the order of Lender in the original principal amount of Thirty Six Million One Hundred Forty Thousand Nine Hundred Eighty One and 00/100 Dollars ($36,140,981.00) (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (“Loan”), made pursuant to that certain Mezzanine Loan Agreement, of even date herewith, between Borrower and Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”), which Loan is secured by, among other things, the liens and security interests of a certain Pledge and Security Agreement, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, collectively, the “Pledge Agreement”), pursuant to which Borrower has pledged its ownership interests in certain companies identified therein (the “Pledged Companies”) and further evidenced, secured or governed by other instruments and documents executed in connection with the Loan (together with the Note, the Loan Agreement and Pledge Agreement, the “Loan Documents”); and
          WHEREAS, Borrower is the sole member of the Pledged Companies and the owner of direct or indirect interests in the Mortgage Borrowers (as defined in the Loan Agreement); and
          WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor enters into this Guaranty; and
          WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower.
          NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I
NATURE AND SCOPE OF GUARANTY
          1.1 Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.
          1.2 Definition of Guaranteed Obligations. (a) As used herein, the term “Guaranteed Obligations” means (i) the obligations and liabilities of Borrower to Lender for any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with any of the following, which Guaranteed Obligations shall also include events arising from and after December 1, 2006:
               (A) fraud or intentional misrepresentation by Borrower, any Mortgage Borrower, Guarantor or any Affiliate thereof in connection with the Loan or the Original Loan;
               (B) waste by Borrower, any Mortgage Borrower, Guarantor or any Affiliate thereof to one or more of the Individual Properties;
               (C) the gross negligence or willful misconduct of Borrower, any Mortgage Borrower, Guarantor or any Affiliate thereof;
               (D) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto;
               (E) the removal or disposal by Borrower, any Mortgage Borrower, Guarantor or any Affiliate of any portion of one or more of the Properties after the occurrence and during the continuance of an Event of Default;
               (F) the misappropriation or conversion by Borrower or any Mortgage Borrower, of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Awards received in connection with a Condemnation, (C) any Rents after the occurrence and during the continuance of an Event of Default, or (D) any Rents paid more than one (1) month in advance;
               (G) failure to pay charges for labor or materials or other charges incurred by the Borrower that create Liens on any portion of the Properties;
               (H) any security deposits, advance deposits or any other deposits collected or held by Borrower, any Mortgage Borrower, Guarantor or any Affiliate thereof with respect to the Properties which are not delivered to the Senior Lender upon a foreclosure of the Properties or acceptance of a deed in lieu thereof, except to the extent any such deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;
               (I) any amounts received by Borrower or any Affiliate thereof that are not deposited into the Lockbox Account to the extent required to be so deposited under the Cash Management Agreement or the Loan Agreement;
               (J) if (1) Borrower or any Mortgage Borrower, fails to permit on-site inspections of any of the Properties, subject to terms of each respective Operating Lease, upon the request of Lender or (2) Borrower fails to provide financial information concerning Borrower, any Mortgage Borrower, Principal or Guarantor in its possession (or financial information which could be obtained by Borrower through commercially reasonable efforts) or (3) Borrower fails to provide financial information in its possession or control (or financial information which could be obtained by Borrower through commercially reasonable efforts) concerning any Operator Tenant or collections under the Operating Leases, in each case, to the extent required by and in accordance with the terms and provisions of the Loan Agreement;
               (K) any breach of the representations and warranties set forth in Section 4.1.30(a) and (b) of the Loan Agreement (except for any representation or warranty that Borrower will remain solvent, maintain adequate capital or pay its debts or liabilities as the same may become due).
          Notwithstanding anything to the contrary in this Guaranty, the Loan Agreement, the Note or any of the Loan Documents, Guarantor shall be liable for the full amount of the Debt: (A) in the event of: (I) Borrower or any Mortgage Borrower, filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (II) the filing of an involuntary petition against Borrower or any Mortgage Borrower, under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, which is assisted, supported, aided or abetted by Borrower, any Mortgage Borrower and/or Guarantor or with respect to which Borrower, any Mortgage Borrower and/or Guarantor fails to contest (where good grounds exist for such contest); (III) Borrower or any Mortgage Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (IV) Borrower or any Mortgage Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any Mortgage Borrower or any material portion of any Property or the Collateral; or (V) Borrower or any Mortgage Borrower making a general assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (B) if Borrower or any Mortgage Borrower fails to maintain its status as a Single Purpose Entity as required by, and in accordance with, the terms and provisions of the Loan Agreement or the other Loan Documents (except for any covenant to remain solvent, maintain adequate capital or pay its debts or liabilities as the same may become due or the additional covenant to comply with any assumptions in the Insolvency Opinion or any Additional Insolvency Opinion); (C) if Borrower or any Mortgage Borrower fails to obtain Lender’s prior consent to any Indebtedness or voluntary Lien encumbering one or more of the

Individual Properties or the Collateral or any material portion of one or more of the Individual Properties or all or any part of the Collateral to the extent required by the Loan Agreement; or (D) if Borrower fails to obtain Lender’s prior consent to any Transfer (other than a foreclosure, or acceptance of a deed in lieu of foreclosure, with respect to one or more of the Properties by the Senior Lender or a foreclosure by Lender, or Lender’s acceptance of an assignment in lieu of foreclosure, with respect to all or part of the Pledged Collateral) to the extent required by the Loan Agreement.
          (b) Notwithstanding anything to the contrary in any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim against Borrower or Guarantor for the full amount of the Debt secured by the Pledge Agreement or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents. Notwithstanding anything to the contrary contained herein, this Guaranty is not secured by any collateral furnished by Guarantor.
          (c) Notwithstanding anything to the contrary in any of the Loan Documents, including without limitation anything to the contrary in the immediately preceding paragraphs or elsewhere in this Guaranty, Guarantor shall not have any obligations or liabilities hereunder for any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with (i) any action or inaction of any Pledged Company or any entity owned or controlled by any Pledged Company but only to the extent such action or inaction results from the exercise of control over any such Pledged Company or such entity owned or controlled by any Pledged Company by Lender, (ii) any action or omission which occurs after the completion of a private or public sale of the Pledged Company Interests (as defined in the Pledge Agreement) or after the acceptance of an assignment in lieu of foreclosure with respect to the Pledged Company Interests, or (iii) any action or omission relating to any Individual Property which occurs after the Lender completes a foreclosure with respect to such Individual Property or accepts a deed in lieu of foreclosure with respect to such Individual Property.
          1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.
          1.4 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party (except by Borrower’s or Guarantor’s performance of such obligations and then only to the extent of such performance), against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
          1.5 Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether upon demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.
          1.6 No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.
          1.7 Waivers. Guarantor acknowledges and consents to the provisions of the Loan Documents, and hereby waives notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Loan Agreement or of any other Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Properties or the Collateral, (e) the occurrence of any breach by Borrower or an Event of Default, (f) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by Borrower and (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations.
          1.8 Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

          1.9 Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.
          1.10 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates, prior to the payment in full of the Loan and for a period of 91 days thereafter any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower for any payment made by Guarantor under or in connection with this Guaranty or otherwise.
          1.11 Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.
ARTICLE II
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS
          Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:
          2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action (except to the extent of such modification, alteration or rearrangement).
          2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor (except to the extent of such adjustment, indulgence, forbearance or compromise to Guarantor).
          2.3 Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of

Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.
          2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) the Borrower has valid defenses (except Borrower’s or Guarantor’s performance of such obligations and then only to the extent of such performance), claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for such reason.
          2.5 Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons to pay or perform the Guaranteed Obligations.
          2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.
          2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

          2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.
          2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.
          2.10 Offset. Any existing or future right of offset, claim or defense of Borrower against Lender, or any other Person, or against payment of the Guaranteed Obligations (except Borrower’s or Guarantor’s performance of such obligations and then only to the extent of such performance), whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
          2.11 Merger. The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.
          2.12 Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.
          2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
          To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows as of the date hereof:

          3.1 Benefit. Guarantor is the owner of an indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.
          3.2 Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.
          3.3 No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.
          3.4 Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.
          3.5 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, including without limitation, the Guaranteed Obligations, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, including without limitation, the Guaranteed Obligations.
          3.6 Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.
ARTICLE IV
SUBORDINATION OF CERTAIN INDEBTEDNESS
          4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Upon the occurrence and during the continuance of an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.
          4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.
          4.3 Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.
          4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not, prior to the payment in full of the Loan (a) exercise or enforce any creditor’s right it may have against Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE V
MISCELLANEOUS
          5.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.
          5.2 Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

Guarantor:
CapitalSource, Inc. c/o CapitalSource Finance LLC 4445 Willard Avenue, 12th Floor Chevy Chase, MD 20815 Attn: Treasurer and General Counsel — Corporate Fax: 301.841.2380

with a copy to:	Hogan & Hartson LLP Columbia Square 555 13th Street, NW Washington, DC 20004 Attention: James E. Showen Telecopier: (202) 637-5910

Lender:	Column Financial, Inc. 11 Madison Avenue New York, New York 10010 Attention: Richard Lerner Facsimile No.: (212) 743-5540

with a copy to:	Column Financial, Inc. One Madison Avenue New York, New York 10019 Legal and Compliance Department Attention: Casey McCutcheon Facsimile No.: (212) 325-8282

with a copy to:	Troutman Sanders LLP 405 Lexington Avenue New York, New York 10174 Attention: Simon Cices, Esq. Facsimile No.: (212) 704-8343
          5.3 Governing Law. This Guaranty shall be construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law).
          5.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
          5.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.
          5.6 Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If more than one Person has executed this Guaranty as “Guarantor”, the representations, covenants, warranties, obligations and liabilities of all such Persons hereunder shall be joint and several.
          5.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.
          5.8 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.
          5.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
          5.10 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
          5.11 Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.
          5.12 Entirety. THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.
          5.13 Waiver of Right To Trial By Jury. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE PLEDGE AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

          5.14 Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.
          5.15 State Specific Provisions. (a) With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Arizona:
          (i) Guarantor waives, to the fullest extent allowed by applicable law, all of Guarantor’s rights under §§ 12-1641, 12-1642, 12-1643, 12-1644, 33-814, 44-141, 44-142 and 47-3605 of Arizona Revised Statutes, and Rule 17(f) of the Arizona Rules of Civil Procedure, as now in effect or as modified or amended in the future. Guarantor’s obligations under this Guaranty may be enforced by Lender in an action regardless of whether a trustee’s sale is held.
(b) With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Texas:
          (i) Guarantor waives the benefit of any right of discharge under Chapter 34 of the Texas Business and Commerce Code and all other rights of sureties and guarantors under such Chapter; and
          (ii) Guarantor waives all rights or defenses arising under Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code, Chapter 34 of the Texas Business and Commerce Code, or any other statute or law, common law, in equity, under contract or otherwise, or under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law; and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code and under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law.
(e) With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Washington:
NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
(d) With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Indiana:

          (i) The phrases “attorneys fees,” “legal fees” and counsel fees” when used herein shall include any and all attorneys’, paralegals’ and law clerks’ fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in enforcing its rights hereunder.
          (ii) The Guaranteed Obligations payable hereunder by Guarantor to Lender shall be made without relief from, and Guarantor hereby waives all right of, applicable valuation and appraisement laws.
          (iii) Guarantor expressly waives and relinquishes any and all rights and remedies which Guarantor may have or be able to assert by reason of applicable laws including, without limitation, the provisions of Ind. Code § 26-1-3.1-605(i) and Ind. Code § 34-22-2-1-1 et seq., pertaining to the rights and remedies of sureties or as a result of any and all events which would otherwise constitute a discharge of this Guaranty or which would be considered as defenses based upon suretyship or impairment of collateral.
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          EXECUTED as of the day and year first above written.

GUARANTOR:

CAPITALSOURCE INC., a Delaware corporation

By:	/S/ THOMAS A. FINK

	Name: Title:	Thomas A. Fink Chief Financial Officer & Senior Vice President Finance